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                             NOTE PURCHASE AGREEMENT

                           Dated as of March 25, 2002

                                      Among

                           CONTINENTAL AIRLINES, INC.,

                            WILMINGTON TRUST COMPANY,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                 as Escrow Agent

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent







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

                        INDEX TO NOTE PURCHASE AGREEMENT
                                                                          Page

SECTION 1.  Financing of New Aircraft........................................4
SECTION 2.  Conditions Precedent.............................................8
SECTION 3.  Representations and Warranties...................................9
SECTION 4.  Covenants.......................................................14
SECTION 5.  Notices.........................................................18
SECTION 6.  Expenses........................................................18
SECTION 7.  Further Assurances..............................................19
SECTION 8.  Miscellaneous...................................................19
SECTION 9.  Governing Law...................................................21

                                    Schedules

Schedule I        Eligible Aircraft and Scheduled Delivery Months
Schedule II       Trust Supplements
Schedule III      Mandatory Document Terms
Schedule IV       Mandatory Economic Terms

                                      ANNEX

Annex A  Definitions

                                    EXHIBITS

Exhibit A         Form of Delivery Notice
Exhibit B         Form of Participation Agreement
Exhibit C         Form of Indenture

                             NOTE PURCHASE AGREEMENT

            This NOTE PURCHASE AGREEMENT, dated as of March 25, 2002, among
(i)CONTINENTAL AIRLINES, INC., a Delaware corporation (the "COMPANY"),
(ii)WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "PASS THROUGH TRUSTEE") under each of the four separate Pass Through Trust Agreements (as defined below), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "SUBORDINATION AGENT") under the Intercreditor Agreement (as defined below), (iv) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "ESCROW AGENT"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "PAYING AGENT") under each of the Escrow and Paying Agent Agreements.

                              W I T N E S S E T H:

            WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

            WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreements for the delivery of the ten aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with an Aircraft Purchase Agreement prior to the delivery thereof, the "ELIGIBLE AIRCRAFT"), and the Company wishes to finance pursuant to this Agreement a portion of the purchase price of two Boeing 757-324 aircraft, four of the six Boeing 767-424ER aircraft, and one of the two Boeing 777-224ER aircraft included in the Eligible Aircraft (such aircraft to be financed hereunder, the "NEW AIRCRAFT");

            WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "CERTIFICATES") to provide for a portion of the financing of the New Aircraft;

            WHEREAS, the Company has entered into the Underwriting Agreement, dated as of March 11, 2002 (the "UNDERWRITING AGREEMENT") with the Underwriters named therein (the "UNDERWRITERS") which provides that the Company will cause the Pass Through Trustee under the Class G-1 Pass Through Trust (the "CLASS G-1 PASS THROUGH TRUSTEE") and the Pass Through Trustee under the Class G-2 Pass Through Trust (the "CLASS G-2 PASS THROUGH Trustee") to issue and sell the Class G-1 Certificates and the Class G-2 Certificates, respectively, to the Underwriters on the Issuance Date;

            WHEREAS, the Company has entered into the Certificate Purchase Agreement, dated as of March 11, 2002 (the "CERTIFICATE PURCHASE AGREEMENT"), with the purchaser named therein (the "INITIAL PURCHASER") which provides that the Company will cause the Pass Through Trustee under the Class H Pass Through Trust (the "CLASS H PASS THROUGH TRUSTEE") and the Pass Through Trustee under the Class I Pass Through Trust (the "CLASS I PASS THROUGH TRUSTEE") to issue and sell the Class H Certificates and the Class I Certificates to the Initial Purchaser on the Issuance Date;

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, the Subordination Agent, the Escrow Agent and WTC, as Reference Agent (the "REFERENCE AGENT"), entered into the Reference Agency Agreement, dated the Issuance Date (the "REFERENCE AGENCY AGREEMENT"), whereby the Reference Agent will determine LIBOR and calculate the interest rates payable on the Series G-1 Equipment Notes, Series H Equipment Notes and under the Deposit Agreement relating to the Class G-1 Pass Through Trust;

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agent and the Depositary have entered into two Deposit Agreements, dated as of the Issuance Date, one each relating to the Class G-1 and Class G-2 Pass Through Trust (together, the "DEPOSIT AGREEMENTS") whereby the Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the "INITIAL DEPOSITS") and to permit the applicable Pass Through Trustees to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "DEPOSITS") and (ii) the applicable Pass Through Trustees, Underwriters, Paying Agents and Escrow Agents have entered into two

Escrow and Paying Agent Agreements, dated as of the Issuance Date, one each relating to the Class G-1 and Class G-2 Pass Through Trust (together, the "ESCROW AND PAYING AGENT AGREEMENTS"), whereby, among other things, (a) the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, agreed to deliver escrow receipts to be affixed to each Certificate;

            WHEREAS, upon receipt of a Delivery Notice with respect to a New Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such New Aircraft;

            WHEREAS, upon the financing of each New Aircraft, (i) the Class G-1 and Class G-2 Pass Through Trustees each will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by the applicable Pass Through Trust and (ii) the Class H and Class I Pass Through Trustees each will fund its purchase of Equipment Notes with cash provided by the Initial Purchaser of the Certificates issued by the applicable Pass Through Trust; and

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Landesbank Hessen-Thuringen Girozentrale (the "PRIMARY LIQUIDITY PROVIDER"), has entered into two revolving credit agreements, one each for the benefit of the Certificateholders of the Class G-1 and Class G-2 Pass Through Trusts, in each case with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust (each such revolving credit agreement with the Primary Liquidity Provider, a "PRIMARY LIQUIDITY FACILITY"),
(ii) Merrill Lynch Capital Services, Inc. (the "ABOVE-CAP LIQUIDITY PROVIDER") has entered into the ISDA Master Agreement, the Schedule to such ISDA Master Agreement and the Class G-1 Above Cap Liquidity Confirmation that supplements such ISDA Master Agreement, each with the Subordination Agent, on behalf of the Class G-1 Trustee (the "ABOVE-CAP LIQUIDITY AGREEMENT") and (iii) the Pass Through Trustees, the Primary Liquidity Provider, the Above-Cap Liquidity Provider, the Policy Provider (as defined below) and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT");

            WHEREAS, concurrently with the execution and delivery of this Agreement, Ambac Assurance Corporation (the "POLICY PROVIDER") has entered into the Insurance and Indemnity Agreement (the "POLICY PROVIDER AGREEMENT"), with the Company and the Subordination Agent, as agent and trustee for the Class G-1 Pass Through Trustee and the Class G-2 Pass Through Trustee, and the Policy Provider has issued the two separate certificate guaranty insurance policies provided for therein, one each for the benefit of the Class G-1 and Class G-2 Certificateholders (the "POLICIES").

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. FINANCING OF NEW AIRCRAFT. (a) The Company confirms that it has entered into the Aircraft Purchase Agreements with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the Eligible Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the applicable Aircraft Purchase Agreement. The Company agrees to finance the New Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

            (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary, the Policy Provider, the Initial Purchaser and each of the Rating Agencies not less than two Business Days' prior notice substantially in the form of Exhibit A hereto (a "DELIVERY NOTICE") of the scheduled delivery date (the "SCHEDULED DELIVERY DATE") (or, in the case of a substitute Delivery Notice under Section 1(e) or (f) hereof, one Business Day's prior notice) in respect of each New Aircraft under the applicable Aircraft Purchase Agreement, which notice shall:

            (i) specify the Scheduled Delivery Date of such New Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in
Section 1(f) hereof, the date (the "FUNDING DATE") on which the financing therefor in the manner provided herein shall be consummated);

            (ii) instruct each Pass Through Trustee being requested to purchase Equipment Notes pursuant to such Delivery Notice (the "APPLICABLE PASS THROUGH TRUSTEES") to enter into the Participation Agreement included in the Financing

Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder;

            (iii) instruct each of the Class G-1 and Class G-2 Pass Through Trustees to instruct the relevant Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued to such Pass Through Trustee in connection with the financing of such New Aircraft (except in the case of any such financing on the Issuance Date); and

            (iv) specify the aggregate principal amount of each series of Equipment Notes, if any, to be issued, and purchased by the Applicable Pass Through Trustees, in connection with the financing of such New Aircraft scheduled to be delivered on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms).

Notwithstanding the foregoing, in the case of any New Aircraft delivered to the Company prior to the Issuance Date to be financed pursuant to the terms hereof on the Issuance Date, the Delivery Notice therefor may be delivered to the parties hereto on the Issuance Date. The Company shall finance at least one New Aircraft on the Issuance Date.

            (c) Upon receipt of a Delivery Notice, the Applicable Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Delivery Notice, PROVIDED that such Participation Agreement and the Indenture to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects and, if modified in any material respect, as to which prior written consent of the Policy Provider shall have been obtained and as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the Applicable Pass Through Trustees on or before the relevant Funding Date, it being understood that if the Policy Provider consent and Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent New Aircraft (or Substitute Aircraft) without material modifications, no additional Policy Provider consent or Rating Agency Confirmation shall be required); PROVIDED, HOWEVER, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document

Terms. Notwithstanding the foregoing, an Indenture may be modified to the extent required for the issuance of Equipment Notes pursuant to Section 4(a)(vi) of this Agreement, subject to the terms of such Section and Section 9.1(c) or 9.1(d) of the Intercreditor Agreement, whichever may be applicable. The Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any such Rating Agency Confirmation. With respect to each New Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as loan trustee under the Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency or an Initial Purchaser, the Company shall deliver or cause to be delivered to such Rating Agency or Initial Purchaser a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

            (d) The Company agrees that all Equipment Notes issued pursuant to any Indenture shall initially be registered in the name of the Subordination Agent on behalf of the applicable Pass Through Trustee (or, in the case of the Series J, on behalf of the Pass Through Trustee with respect to the Class J Certificates).

            (e) If after giving any Delivery Notice, there shall be a delay in the delivery of the Eligible Aircraft referred to therein, or if on the Scheduled Delivery Date of the Eligible Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto, the Depositary, the Policy Provider and the Initial Purchaser prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto, the Depositary, the Policy Provider and the Initial Purchaser a substitute Delivery Notice specifying the date to which delivery and related financing of such Eligible Aircraft or of another Eligible Aircraft of the same type in lieu thereof shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each of the Class G-1 and Class G-2 Pass Through Trustees to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each Applicable Pass Through Trustee shall comply with its obligations under Section 5.01 of each of the Trust Supplements and thereafter the financing of such Eligible Aircraft, as specified in such substitute Delivery Notice, shall take place on the re-scheduled Delivery Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

            (f) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right to accept delivery of a New Aircraft under the applicable Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such New Aircraft and promptly thereafter give the parties hereto, the Depositary, the Policy Provider and the Initial Purchaser a Delivery Notice specifying a Funding Date not later than 90 days after the Delivery Date of such New Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Funding Date therefor except (i) the re-scheduled Funding Date shall be deemed the Delivery Date of such New Aircraft for all purposes of this Section 1 and (ii) the related Financing Agreements shall be amended to reflect the original delivery of such New Aircraft to the Company.

            (g) If the Scheduled Delivery Date for any Eligible Aircraft is delayed (a) more than 30 days beyond the last day of the month set forth opposite such Eligible Aircraft under the heading "Scheduled Delivery Months" in
Schedule I hereto or (b) beyond August 31, 2002, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a "SUBSTITUTE AIRCRAFT"): (i) a Substitute Aircraft must be a Boeing 757-300, 767-400ER or 777-200ER aircraft manufactured after the date of this Agreement,
(ii) one or more Substitute Aircraft of the same or different types may be substituted for one or more Eligible Aircraft of the same or different types so long as after giving effect thereto such substitution does not vary the Mandatory Economic Terms and (iii) the Company shall be obligated to obtain prior written consent of the Policy Provider and each Initial Purchaser and to obtain Rating Agency Confirmation in respect of the replacement of any Eligible Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Eligible Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Eligible Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Eligible Aircraft.

            (h) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any New Aircraft or Substitute Aircraft.

            (i) The Company shall provide to Standard & Poor's Ratings Services and the Policy Provider, at least three Business Days prior to the Funding Date for each New Aircraft, copies of the Financing Agreements, and opinions of counsel to be delivered pursuant to the Participation Agreement, marked to show changes from the forms thereof attached as Exhibits to this Agreement and any supplements or amendments to any other Operative Agreement to be entered into in connection with such Funding Date.

            (j) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to either the Class G-1 or Class G-2 Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

            SECTION 2. CONDITIONS PRECEDENT. The obligation of the Applicable Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

            (a) no Triggering Event shall have occurred;

            (b) the Company shall have delivered a certificate to each such Pass Through Trustee, each Initial Purchaser, the Policy Provider and the Primary Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms, and (ii) any substantive modification of such Financing Agreements from the forms of Financing Agreements attached to this Agreement do not materially and adversely affect the Policy Provider, the Initial Purchaser or the Certificateholders, and such certification shall be true and correct; and

            (c) upon purchase hereunder of the Series G-1 or Series G-2 Equipment Notes relating to any New Aircraft, the Series H Equipment Notes relating to such New Aircraft shall be concurrently purchased by the Pass Through Trustee for the Class H Certificates.

            Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

            SECTION 3. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants that:

                 (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

                 (ii) the execution and delivery by the Company of this
            Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                 (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (b) WTC represents and warrants that:

                 (i) WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

                 (ii) the execution and delivery by WTC, in its capacity as
            Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                 (iii) this Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of each Trust Supplement are true and correct as of the date hereof.

            (d) The Subordination Agent represents and warrants that:

                 (i) the Subordination Agent is duly incorporated, validly
            existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

                 (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                 (iii) none of the execution, delivery and performance by the
            Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                 (iv) neither the execution and delivery by the Subordination
            Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                 (v) there are no Taxes payable by the Subordination Agent
            imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

                 (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

            (e) The Escrow Agent represents and warrants that:

                 (i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "ESCROW AGENT AGREEMENTS") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                 (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                 (iii) each of the Escrow Agent Agreements constitutes the
            legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (f) The Paying Agent represents and warrants that:

                 (i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the "PAYING AGENT AGREEMENTS") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

                 (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                 (iii) each of the Paying Agent Agreements constitutes the
            legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            SECTION 4. COVENANTS. (a) The Company covenants with each of the other parties hereto that:

            (i) on the date that the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Break Amount (in the case of the Class G-1 Trust) or the Deposit Make-Whole Premium (in the case of the Class G-2 Trust) to be paid in respect of such Final Withdrawal amount;

            (ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

            (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

            (iv) Section 4.07 of each Indenture is hereby incorporated by reference herein;

            (v) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof, such notice to refer specifically to the Pass Through Trustee's obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in each Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with Section 7.01 of each of the Trust Supplements;

            (vi) the Company shall not redeem and re-issue any Series H Equipment Notes or issue any Series J Equipment Notes pursuant to any Indenture, unless it shall have obtained written confirmation from each Rating Agency that the reissuance or issuance of such Equipment Notes, as the case may be, will not (in each case without regard to the Policies) result in (1) a reduction of the rating for the Class G-1 or Class G-2 Certificates (or any other Class of Certificates then rated by any Rating Agency) below the then current rating for such Class of Certificates or (2) a withdrawal or suspension of the rating of the Class G-1 or Class G-2 Certificates (or any other Class of Certificates then rated by any Rating Agency). It shall be a condition to the reissuance of such Series H Equipment Notes (the "REISSUED NOTES") that (A) (1) the original principal amount of such Reissued Notes shall not be less than, but may equal or be greater than, the principal amount of the Series H Equipment Notes being simultaneously redeemed (the "ORIGINAL NOTES"), (2) the principal amount of such Reissued Notes scheduled to be outstanding on any Payment Date subsequent to such reissuance, after giving effect to any scheduled payment of principal of such Reissued Notes on such date, shall not be less than would have been the case with respect to the Original Notes had they not been redeemed, (3) the final maturity date of the Reissued Notes shall not be prior to, but may be the same as or later than, the final maturity date of the Original Notes, (4) the interest rate payable on the Reissued Notes may differ from the interest rate on the Original Notes and (5) the other terms of the Reissued Notes shall be the same in all material respects as the other terms of the Original Notes and (B) unless the Policy Provider shall otherwise agree (1) the aggregate original principal amount of such Reissued Notes under all of the Indentures shall not exceed 45% of the sum of the Series G-1 and Series G-2 Equipment Notes as of the date of such reissuance, (2) the aggregate principal amount of such Reissued Notes under all of the Indentures scheduled to be outstanding on any Payment Date subsequent to such reissuance, after giving effect to any scheduled payment of principal of such Reissued Notes on such date, shall not exceed 45% of the sum of the Series G-1 and Series G-2 Equipment Notes issued under all of the Indentures originally scheduled to be outstanding on such Payment Date, after giving effect to any scheduled payment of principal of such Series G-1 and Series G-2 Equipment Notes on such date, (3) if the interest rate for the Reissued Notes is determined based on a margin over LIBOR, such margin shall not exceed the Applicable Margin for the Series H (as defined in Schedule 3 to the Participation Agreements), and (4) if the preceding clause (3) is not applicable, the interest rate for the Reissued Notes shall not exceed the Swap Fixed Rate, as agreed by the Company and the Policy Provider or, if they cannot agree within five Business Days after request of the Company, as determined by an independent investment banking firm selected by blind drawing by the Company, witnessed by the Policy Provider, from among the five largest U.S. banking firms, based on publicly reported revenues for the preceding fiscal year (whose fees and expenses shall be borne equally by the Company and the Policy Provider). If the Company redeems the Series I Equipment Notes, it shall not reissue any Series I Equipment Notes. It shall be a condition to the issuance of the Series J Equipment Notes that, unless the Policy Provider shall otherwise agree, the sum of the principal amount scheduled to be outstanding at all times after such issuance of such Series J Equipment Notes, the Series I Equipment Notes and the Series H Equipment Notes (or, if applicable, Reissued Notes) under each Indenture shall be less than a majority of the aggregate principal amount of all Equipment Notes scheduled to be outstanding after such issuance under such Indenture. Any reissuance of the Series H Equipment Notes and issuance of Series J Equipment Notes shall be subject to the terms of Section 9.1(c) and 9.1(d), respectively, of the Intercreditor Agreement;

            (vii) the Company shall not, and shall cause its Affiliates not to, acquire any Class I Certificates; and

            (viii) If the Depositary's short-term unsecured debt rating shall at any time fall below A-1+ from Standard & Poor's Ratings Services or P-1 from Moody's Investors Service, Inc. (such minimum ratings, the "DEPOSITARY THRESHOLD RATINGS"), the Company shall, within 30 days after such event occurring, cause the Depositary to be replaced with a depository bank (a "REPLACEMENT DEPOSITARY") on the following terms and preconditions:

            (A) the Replacement Depositary must meet the Depositary Threshold Rating (unless the Company shall have obtained the prior written consent of the Policy Provider) and the Company shall have obtained written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for the Class G-1 or Class G-2 Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced and without regard to the Policy);

            (B) the Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary; and

            (C) the Company shall cause the Replacement Depositary to enter into a Replacement Deposit Agreement for the Class G-1 or Class G-2 Certificates with the Escrow Agent (and, upon request of the Company the Escrow Agent agrees to enter into any such Replacement Deposit Agreement) and shall cause the Replacement Depositary to deliver to the Company, the Policy Provider and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

            Upon satisfaction of the foregoing conditions, the Company shall instruct the Class G-1 Pass Through Trustee and Class G-2 Pass Through Trustee, and each such Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

            Each of the parties hereto agrees, at the Company's request, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

            Upon the execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under its Deposit Agreements resulting from the delivery of any Withdrawal Notice delivered thereunder shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreements.

            (b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 8.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

            (c) The Escrow Agent covenants with each of the other parties hereto that it will not agree or consent to any amendment or modification to the Deposit Agreement or the Escrow and Paying Agent Agreement for the Class G-1 or

Class G-2 Pass Through Trust without the Policy Provider's consent, if such amendment or modification would adversely affect the interests of the Policy Provider (such consent not to be unreasonably withheld or delayed).

            SECTION 5. NOTICES. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties. Notice shall be given to the Policy Provider at the address specified in the Intercreditor Agreement and to each Initial Purchaser at its address specified in the Certificate Purchase Agreement.

            SECTION 6. EXPENSES. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Primary Liquidity Provider under Section 2.03 of each Primary Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G-1 Equipment Notes and Series G-2 Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

            (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Primary Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Primary Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Primary Liquidity Provider by the Subordination Agent as borrower under each Primary Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith and
(v) all compensation and reimbursement of expenses and disbursements payable to the Policy Provider under the Policy Provider Agreement (except for fees payable under Section 6(c) below). For purposes of this Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in each Primary Liquidity Facility.

            (c) The Company agrees to pay to the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the Policy Provider under Section 3.02 of the Policy Provider Agreement (but excluding all such fees paid by the Company to the Policy Provider under the Policy Provider Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the outstanding aggregate principal amount of the Series G-1 and Series G-2 Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

            SECTION 7. FURTHER ASSURANCES. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

            SECTION 8. MISCELLANEOUS. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

            (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

            (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement. To the extent that this Agreement expressly confers upon, gives or grants any right, power, privilege, benefit, interest, remedy or claim to any of the beneficiaries of Section 6 hereof (including, but not limited to rights, powers, privileges, benefits, interests, remedies and claims under Section 6) each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

            SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        CONTINENTAL AIRLINES, INC.



                                        By
                                          --------------------------------
                                        Name:
                                        Title:

                                         Address:  1600 Smith Street
                                                   Dept. HQS-FN
                                                   Houston, TX  77002
                                                   Attention:  Treasurer
                                                   Facsimile:  (713) 324-2447

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity,
                                        except as otherwise provided
                                        herein, but solely as Pass Through
                                        Trustee



                                        By
                                          --------------------------------
                                        Name:
                                        Title:

                                        Address:  Rodney Square North
                                                  1100 North Market Street
                                                  Wilmington, Delaware 19890
                                                  Attention: Corporate Trust
                                                  Administration
                                                  Facsimile:  (302) 651-8882

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity,
                                        except as otherwise provided
                                        herein, but solely as
                                        Subordination Agent



                                        By
                                          --------------------------------
                                        Name:
                                        Title:

                                        Address:  Rodney Square North
                                                  1100 North Market Street
                                                  Wilmington, Delaware 19890
                                                  Attention: Corporate Trust
                                                  Administration
                                                  Facsimile:  (302) 651-8882


                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent



                                        By
                                          --------------------------------
                                        Name:
                                        Title:

                                        Address:  79 South Main Street
                                                  Salt Lake City, Utah 84111
                                                  Attention: Corporate Trust
                                                  Department, 3rd Floor
                                                  Facsimile:  (801) 246-5053

                                        WILMINGTON TRUST COMPANY,
                                        as Paying Agent



                                        By
                                          --------------------------------
                                        Name:
                                        Title:

                                        Address:  Rodney Square North
                                                  1100 North Market Street
                                                  Wilmington, Delaware 19890
                                                  Attention: Corporate Trust
                                                  Administration
                                                  Facsimile:  (302) 651-8882

                                  SCHEDULE I to
                             NOTE PURCHASE AGREEMENT

                 ELIGIBLE AIRCRAFT AND SCHEDULED DELIVERY MONTHS

                          Expected
 New Aircraft           Registration       Manufacturer's        Scheduled
   TYPE                    NUMBER          SERIAL NUMBER       DELIVERY MONTH
----------------      ----------------    ----------------    -----------------

Boeing 757-324             N75853              32812              Feb 2002

Boeing 757-324             N75854              32813              Feb 2002

Boeing 767-424ER           N68061              29456              Mar 2002

Boeing 767-424ER           N76062              29457              Mar 2002

Boeing 767-424ER           N69063              29458             April 2002

Boeing 767-424ER           N76064              29459             April 2002

Boeing 767-424ER           N76065              29460              May 2002

Boeing 767-424ER           N77066              29461              May 2002

Boeing 777-224ER           N78017              31679              Mar 2002

Boeing 777-224ER           N37018              31680             April 2002

                                 SCHEDULE II to
                             NOTE PURCHASE AGREEMENT

                                TRUST SUPPLEMENTS

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Continental Airlines Pass Through Trust, Series 2002-1G-1-O.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Continental Airlines Pass Through Trust, Series 2002-1G-2-O.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Continental Airlines Pass Through Trust, Series 2002-1H-O.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Continental Airlines Pass Through Trust, Series 2002-1I-O.

                                 SCHEDULE III to
                             NOTE PURCHASE AGREEMENT

                            MANDATORY DOCUMENT TERMS

1. May not modify in any material adverse respect the Granting Clause of the Indenture so as to deprive the Note Holders or the Related Note Holders (as defined in the Indenture) of a first priority security interest in and mortgage lien on the Aircraft or to eliminate any of the obligations secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee the provisions of Article II or III or Section 4.05(c), 5.01, 5.02, 6.02, 10.01(a), 11.04, 11.11, 11.12 or
       11.13 of the Indenture or the definition of "Break Amount" or "Make-Whole Amount" in Annex A to the Indenture.

2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee the provisions of Section 4.1.8, 4.1.9, 4.1.10, 4.1.11, 6.1.3(b), 6.3, 10, 12.8(a) or 12.9 of the Participation Agreement, of the provisions of Section 4.1.2(x) of the Participation Agreement so as to eliminate the requirement to deliver to the Loan Participant or the Mortgagee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 6.4.5(a)(ii) of the Participation Agreement as regards the rights of the Mortgagee thereunder or otherwise modify the terms of the Participation Agreement to deprive the Trustees, the Subordination Agent, the Liquidity Providers or the Mortgagee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

       Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, PROVIDED that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Mortgagee or the Certificateholders.

                                 SCHEDULE IV to
                             NOTE PURCHASE AGREEMENT

                            MANDATORY ECONOMIC TERMS

EQUIPMENT NOTES

            Obligor: Continental

            Maximum Principal Amount:

            The aggregate principal amount of the Series G-1, G-2 and H Equipment Notes issued with respect to an Aircraft shall equal the amounts set forth in the following table:


                    Manufacturer's
                        Serial
 AIRCRAFT TYPE          NUMBER        SERIES G-1     SERIES G-2       SERIES H
 -------------      -------------     ----------     ----------       --------

Boeing 757-324         32812        $ 13,236,852    $ 19,123,458    $ 14,336,941

Boeing 757-324         32813          13,236,852      19,123,458      14,336,941

Boeing 767-424ER       29456          20,053,877      28,972,107      21,720,516

Boeing 767-424ER       29457          20,053,877      28,972,107      21,720,516

Boeing 767-424ER       29458          20,053,877      28,972,107      21,720,516

Boeing 767-424ER       29459          20,053,877      28,972,107      21,720,516

Boeing 767-424ER       29460          20,053,877      28,972,107      21,720,516

Boeing 767-424ER       29461          20,053,877      28,972,107      21,720,516

Boeing 777-224ER       31679          27,954,788      40,386,656      30,278,054

Boeing 777-224ER       31680          27,954,788      40,386,656      30,278,054


The original aggregate principal amount of all Series G-1, G-2 and H Equipment Notes for all Aircraft shall not exceed the aggregate face amount of all Class G-1, G-2 and H Certificates originally issued on the Issuance Date. The original aggregate principal amount of all Series G-1, G-2 and H Equipment Notes shall not exceed the original aggregate face amount of all Certificates of the related Class originally issued on the Issuance Date.

The Loan to Aircraft Value for the Series G-1, G-2 and H Equipment Notes issued in respect of each Aircraft computed on the date of issuance thereof (with (i) the principal amount of the series of Equipment Notes that rank equally or senior aggregated for purposes of the calculation and (ii) the value for such Aircraft for these purposes equal to the value (the "ASSUMED

APPRAISED VALUE") for such Aircraft set forth in the Prospectus Supplement under "Description of the Aircraft and the Appraisals--The Appraisals" in the column "Appraised Value") and thereafter based on such value after giving effect to the Depreciation Assumption (as defined in the Prospectus Supplement in "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes")) will not exceed as of the issuance date of such Equipment Notes and any August 15 Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the Loan to Aircraft Value for such series of Equipment Notes for such Aircraft set forth in the following table for the applicable date (with the maximum at issuance the same as the maximum at August 15, 2002):

                                  Class G-1         Class G-2         Class H
                                  Equipment         Equipment        Equipment
DATE                                NOTE              NOTE             NOTE
-----------------------------     ---------         ---------        ---------
August 15, 2002.............        52.9%             52.9%            76.3%
August 15, 2003.............        51.8              51.8             74.8
August 15, 2004.............        50.7              50.7             71.7
August 15, 2005.............        49.7              49.7             68.0
August 15, 2006.............        48.6              48.6             64.8
August 15, 2007.............        47.4              47.4             N/A
August 15, 2008.............        46.3              46.3             N/A
August 15, 2009.............        45.2              45.2             N/A
August 15, 2010.............        44.0              44.0             N/A
August 15, 2011 ............        N/A               N/A              N/A

As of the Delivery Period Termination Date and each August 15 Regular Distribution Date thereafter, the Loan to Aircraft Value for each Class of Certificates indicated below (computed (i) after aggregating the principal amount of the class of Certificates that rank equally or senior and (ii) as of any such date on the basis of the Assumed Appraised Value of all Aircraft that have been financed pursuant to the Note Purchase Agreement and the Depreciation Assumption) will not exceed (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the percentages set forth in the following table for the applicable date:

                                  Class G-1        Class G-2         Class H
DATE (1)                         CERTIFICATES     CERTIFICATES     CERTIFICATES
-------------------------------  ------------     ------------     ------------
August 15, 2002...............       52.6%             52.6%            75.9%
August 15, 2003...............       51.5              51.5             74.4
August 15, 2004...............       50.5              50.5             71.4
August 15, 2005...............       49.4              49.4             67.2
August 15, 2006...............       48.3              48.3             64.4
August 15, 2007...............       47.2              47.2             N/A
August 15, 2008...............       46.1              46.1             N/A
August 15, 2009...............       44.9              44.9             N/A
August 15, 2010...............       43.8              43.8             N/A
August 15, 2011 ..............       42.6              42.6             N/A

------------
(1) If the Delivery Period Termination Date is not a Regular Distribution Date, the LTV applicable to the Delivery Period Termination Date shall be the LTV for the next preceding Regular Distribution Date, unless the Delivery Period Termination Date is before August 15, 2002, in which case the LTV for August 15, 2002, shall apply.

Initial Average Life (in years) for any Aircraft:

            Series G-1:  not more than 5.0 years from the Issuance Date

            Series H:    not more than 4.1 years from the Issuance Date

AVERAGE LIFE (IN YEARS)

       As of the Delivery Period Termination Date, the average life of the Class G-1 Certificates and the Class H Certificates shall not be more than 5.0 years and 4.1 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

FINAL MATURITY DATE

       There shall be a payment of principal scheduled on at least one Series G-1 Equipment Note on August 15, 2011, and no Series G-1 Equipment Note shall mature after such date.

       Series G-2:       February 15, 2012, with no scheduled amortization

       There shall be a payment of principal scheduled on at least one Series H Equipment Note on February 15, 2007, and no Series H Equipment Note shall mature after such date.

Series G-1 Debt Rate (computed on the basis of a 360-day year and the actual days elapsed, payable quarterly in arrears): LIBOR (as defined in the Reference Agency Agreement) plus 0.45% (or in the case of the Interest Period commencing on the Issuance Date, as determined pursuant to the Underwriting Agreement)

Series G-2 Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day months, payable quarterly in arrears): 6.563%

Payment Due Rate:        Debt Rate plus 2% per annum

Payment Dates:           February 15, May 15, August 15 and November 15

Make-Whole Premiums:     As provided in Article II of the form of Indenture
                         marked as Exhibit C of the Note Purchase Agreement
                         (the "INDENTURE FORM")

Redemption:              As provided in Article II of the Indenture Form

All-risk hull insurance: Not less than the unpaid principal amount of the Series
                         G-2 Equipment Notes, together with six months of interest accrued thereon, plus 110% of the unpaid principal amount of the Series G-1 and H Equipment Notes, subject to Continental's right to self-insure on terms no more favorable to Continental in any material respect than those set forth in Section G of Annex B to the Indenture Form.

                                   ANNEX A to
                             NOTE PURCHASE AGREEMENT

                                   DEFINITIONS

            "ABOVE-CAP LIQUIDITY AGREEMENT" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

            "ABOVE-CAP LIQUIDITY PROVIDER" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

            "ACT" means 49 U.S.C.ss.ss.40101-46507.

            "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

            "AIRCRAFT PURCHASE AGREEMENT" means, in the case of the Boeing 767-424ER Aircraft, the Purchase Agreement No. 2060, dated as of October 10, 1997, in the case of the Boeing 777-224ER Aircraft, the Purchase Agreement No. 2061, dated as of October 10, 1997 or, in the case of the Boeing 757-324 Aircraft, the Purchase Agreement No. 2333 dated December 29, 2000, as amended, each between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement); and "AIRCRAFT PURCHASE AGREEMENTS" means all such agreements.

            "APPLICABLE PASS THROUGH TRUSTEE" has the meaning provided in
Section 1(b)(ii) of the Note Purchase Agreement.

            "ASSUMED AMORTIZATION SCHEDULE" means the amortization schedule set forth on page S-42 of the Prospectus Supplement.

            "AVERAGE LIFE DATE" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "REMAINING WEIGHTED AVERAGE LIFE" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

            "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.ss.ss.101 ET SEQ.

            "BASIC PASS THROUGH TRUST AGREEMENT" means the Pass Through Trust Agreement, dated September 25, 1997, between the Company and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

            "BUSINESS DAY" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware or Salt Lake City, Utah.

            "CERTIFICATES" has the meaning set forth in the third recital to the Note Purchase Agreement.

            "CERTIFICATEHOLDER" means the Person in whose name a Certificate is registered in the Register.

            "CERTIFICATE PURCHASE AGREEMENT" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

            "CLASS" means the class of Certificates issued by each Pass Through Trust.

            "CLASS G-1 CERTIFICATES" means Certificates issued by the Class G-1 Pass Through Trust.

            "CLASS G-2 CERTIFICATES" means Certificates issued by the Class G-2 Pass Through Trust.

            "CLASS H CERTIFICATES" means Certificates issued by the Class H Pass Through Trust.

            "CLASS I CERTIFICATES" means Certificates issued by the Class I Pass Through Trust.

            "CLASS J CERTIFICATES" means pass through certificates issued by the Continental Airlines Pass Through Trust, Series 2002-1J, if any.

            "COMPANY" means Continental Airlines, Inc., a Delaware corporation.

            "CORPORATE TRUST OFFICE" with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

            "CUT-OFF DATE" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

            "DELIVERY PERIOD TERMINATION DATE" means the earlier of (a) August 31, 2002, or, if the Equipment Notes relating to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Pass Through Trustees on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, November 30, 2002 (provided that, if a labor strike occurs or continues at the Manufacturer after the Issuance Date on or prior to either or both of such dates referred to in this clause (a), such date or dates on or following the Issuance Date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date) and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

            "DELIVERY DATE" means the Business Day on which a New Aircraft is delivered to and accepted by the Company.

            "DEPOSIT" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

            "DEPOSIT AGREEMENT" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

            "DEPOSITARY" means Credit Suisse First Boston, a banking institution organized under the laws of Switzerland, acting through its New York branch.

            "DEPOSIT BREAK AMOUNT" means, with respect to the distribution of unused Deposits to holders of Class G-1 Certificates, as of the date the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent for purposes of such distribution (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below (with terms defined in the Reference Agency Agreement and used below having such respective defined meanings), provided, however, that no Deposit Break Amount will be payable (x) if the Deposit Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Payment Date.

            Deposit Break Amount = Z-Y

            Where:

            X = with respect to any applicable Interest Period, the sum of (i)
                the amount of such Final Withdrawal plus (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

            Y = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

            Z = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

            "DEPOSIT MAKE-WHOLE PREMIUM" means, with respect to the distribution of unused Deposits to holders of Class G-2 Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the required principal amount thereof were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes in the amount of the remaining Deposits for such Class on each such Regular Distribution Date under the Assumed Amortization Schedule (assuming a pro rata reduction in the amortization amounts), such present value computed by discounting such excess on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve

30-day months) using a discount rate equal to the Treasury Yield over (b) the amount of such Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates). The date of determination of the Deposit Make-Whole Amount shall be the third Business Day prior to the applicable distribution date.

            "ELIGIBLE AIRCRAFT" has the meaning set forth in the second recital to the Note Purchase Agreement.

            "EQUIPMENT NOTES" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

            "ESCROW AGENT" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "ESCROW AND PAYING AGENT AGREEMENT" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

            "FAA" means the Federal Aviation Administration of the United
States.

            "FINAL WITHDRAWAL" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

            "FINANCING AGREEMENTS" means, collectively, the Participation Agreement, the Indenture and the Equipment Notes issued thereunder.

            "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

            "INDENTURE" means the Trust Indenture and Mortgage substantially in the form of Exhibit C to the Note Purchase Agreement.

            "INITIAL PURCHASER" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

            "INTERCREDITOR AGREEMENT" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

            "ISSUANCE DATE" means the date of the original issuance of the Certificates.

            "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "LIBOR" has the meaning set forth in the Reference Agency Agreement.

            "LIQUIDITY FACILITIES" means, collectively, the Above-Cap Liquidity Agreement and the Primary Liquidity Facilities.

            "LIQUIDITY PROVIDERS" means the Primary Liquidity Provider and the Above-Cap Liquidity Provider.

            "LOAN TRUSTEE" means the "Mortgagee" as defined in the Financing Agreements.

            "MANDATORY DOCUMENT TERMS" means the terms set forth on Schedule III to the Note Purchase Agreement.

            "MANDATORY ECONOMIC TERMS" means the terms set forth on Schedule IV to the Note Purchase Agreement.

            "MANUFACTURER" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of New Aircraft.

            "NEW AIRCRAFT" has the meaning set forth in the second recital to the Note Purchase Agreement.

            "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement to which this Annex A is attached.

            "NOTICE OF PURCHASE WITHDRAWAL" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

            "OPERATIVE AGREEMENTS" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Trust Agreements, the Reference Agency Agreement, the Equipment Notes, the Policy Provider Agreement, the Policies, the Certificates and the Financing Agreements.

            "PARTICIPATION AGREEMENT" means, the Participation Agreement substantially in the form of Exhibit B to the Note Purchase Agreement.

            "PASS THROUGH TRUST" has the meaning set forth in the third recital to the Note Purchase Agreement.

            "PASS THROUGH TRUST AGREEMENT" means each of the four separate Trust Supplements referred to in the third recital to the Note Purchase Agreement, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Company and Pass Through Trustee.

            "PASS THROUGH TRUSTEE" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "PAYING AGENT" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "PERSON" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

            "POLICY" has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

            "POLICY PROVIDER AGREEMENT" has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

            "PRIMARY LIQUIDITY FACILITY" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

            "PRIMARY LIQUIDITY PROVIDER" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

            "PROSPECTUS SUPPLEMENT" means the final Prospectus Supplement, dated March 11, 2002, to the Prospectus, dated August 23, 2001, of the Company relating to the offering of the Certificates.

            "RATING AGENCIES" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "RATING AGENCY CONFIRMATION" means, with respect to (1) any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or (2) a Substitute Aircraft, a written confirmation from each of the Rating Agencies (in each case without regard to the Policies) that (1) the use of such Financing Agreement with such modifications or (2) the substituting of such Substitute Aircraft for an Eligible Aircraft, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for the Class G-1 or Class G-2 Certificates (or any other Class of Certificates then rated by the Rating Agencies) below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of the Class G-1 or Class G-2 Certificates (or any other Class of Certificates then rated by the Rating Agencies).

            "REFERENCE AGENT" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

            "REFERENCE AGENCY AGREEMENT" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

            "REGISTER" means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

            "REGULAR DISTRIBUTION DATES" shall mean February 15, May 15, August 15 and November 15 of each year, commencing May 15, 2002.

            "REISSUED NOTES" has the meaning set forth in Section 4(a)(vi) of the Note Purchase Agreement.

            "SECTION 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

            "SERIES G-1 EQUIPMENT NOTES" means Equipment Notes issued under an Indenture and designated as "Series G-1" thereunder.

            "SERIES G-2 EQUIPMENT NOTES" means Equipment Notes issued under an Indenture and designated as "Series G-2" thereunder.

            "SERIES H EQUIPMENT NOTES" means Equipment Notes issued under an Indenture and designated as "Series H" thereunder.

            "SERIES I EQUIPMENT NOTES" means Equipment Notes issued under an Indenture and designated as "Series I" thereunder.

            "SERIES J EQUIPMENT NOTES" means Equipment Notes issued under an Indenture and designated as "Series J", if any.

            "SUBORDINATION AGENT" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "SUBSTITUTE AIRCRAFT" has the meaning set forth in Section 1(g) of the Note Purchase Agreement.

            "SWAP FIXED RATE" means the sum of (i) the fixed rate (calculated on the basis of a 360 day year comprised of twelve 30-day months) that would be payable by the fixed rate payor on each Payment Date (as defined in the Reference Agency Agreement) after the issuance of the Reissued Notes to and including the maturity date thereof on a notional amount equal to the unpaid principal amount of the Reissued Notes scheduled to be outstanding during the Interest Period (as defined in the Reference Agency Agreement) ending on such Payment Date in exchange for payment on such Payment Date to such fixed rate payor of interest on such notional amount at a rate per annum equal to LIBOR plus the Applicable Spread for the Series H Equipment Notes (as defined in
Schedule 3 to the Participation Agreements) (calculated on the basis of a 360 day year and actual days elapsed) under an interest rate swap transaction entered into on customary and prevailing U.S. swap market terms as of a date within ten Business Days prior to the actual issuance date of the Reissued Notes plus (ii) fifty basis points.

            "TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

            "TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

            "TREASURY YIELD" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the quarterly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). The "most recent H.15(519)" means the H.15(519) most recently published prior to the close of business on the date of determination of the Deposit Make-Whole Premium.

            "TRIGGERING EVENT" has the meaning assigned to such term in the Intercreditor Agreement.

            "TRUST SUPPLEMENT" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.

            "UNDERWRITERS" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

            "WTC" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                                  EXHIBIT A to
                             NOTE PURCHASE AGREEMENT


                             FORM OF DELIVERY NOTICE


                            Dated as of [__________]



To each of the addressees listed
     in Schedule A hereto

          RE:  DELIVERY NOTICE IN ACCORDANCE WITH NOTE
               PURCHASE AGREEMENT REFERRED TO BELOW

Gentlemen:

      Reference is made to the Note Purchase Agreement, dated as of March 25, 2002, among Continental Airlines, Inc. (the "COMPANY"), Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the "PASS THROUGH TRUSTEE"), Wilmington Trust Company, as Subordination Agent (the "SUBORDINATION AGENT"), Wells Fargo Bank Northwest, National Association, as Escrow Agent (the "ESCROW AGENT") and Wilmington Trust Company, as Paying Agent (the "PAYING AGENT") (as in effect from time to time, the "NOTE PURCHASE AGREEMENT"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

      Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Boeing [_______] aircraft with manufacturer's serial number [______] (the "AIRCRAFT"), of the following:

(1)   The Scheduled Delivery Date of the Aircraft is [_________];

(2)   The Funding Date for the Aircraft shall be [__________]; and

(3) The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees referred to below (each, an "APPLICABLE PASS THROUGH TRUSTEE"), on the Funding Date, in connection with the financing of such Aircraft is as follows:

      (a) the Class G-1 Trustee shall purchase Series G-1 Equipment Notes in the amount of $[__________];

      (b) the Class G-2 Trustee shall purchase Series G-2 Equipment Notes in the amount of $[__________];

      (c) the Class H Trustee shall purchase Series H Equipment Notes in the amount of $[__________]; and

      (d) the Class I Trustee shall purchase Series I Equipment Notes in the amount of $[__________].<F1>

      The Company hereby instructs the Class G-1 Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.<F2>

      The Company hereby instructs the Class G-2 Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.<F3>

      The Company hereby instructs each Applicable Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds [of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above or, in the case of the Class H Trustee [and Class I Trustee],<F4> received on the Funding Date from the Initial Purchaser]<F5> [received by it from the sale of Certificates on the Issuance Date]<F6> and (ii) in the case of the Class G-1 Trust and Class G-2 Trust, re-deposit with the Depositary the excess, if any, of the amount so withdrawn OVER the purchase price of such Equipment Notes.


------------
<F1>
Eliminate if the Class I Trustee will not purchase Equipment Notes for the Aircraft.

<F2>
Eliminate if the Funding Date is the Issuance Date.

<F3>
Eliminate if the Funding Date is the Issuance Date.

<F4>
Eliminate if the Class I Trustee will not purchase Equipment Notes for the Aircraft.

<F5>
Insert for each Funding Date after the Issuance Date.

<F6>
Insert if the Funding Date is the Issuance Date.

      The Company hereby instructs each Applicable Pass Through Trustee to (a) enter into the Participation Agreement [____] dated as of [__________] among the Company, as Owner, and Wilmington Trust Company, as Mortgagee and Loan Participant, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

Yours faithfully,

Continental Airlines, Inc.


By:
   -----------------------
   Name:
   Title:

                                   SCHEDULE A

Wilmington Trust Company, as
   Pass Through Trustee, Subordination
   Agent and Mortgagee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration
Facsimile:  (302) 651-8882

Wells Fargo Bank Northwest, National Association,
   as Escrow Agent
79 South Main Street, 3rd Floor
Salt Lake City, Utah  84111
Attention:  Corporate Trust Department
Facsimile:  (801) 246-5053

Standard & Poor's Ratings Services
55 Water Street, 35th Floor
New York, New York 10004
Attention:  Michael K. Vernier
Facsimile:  (212) 438-6632

Moody's Investor Service, Inc.
99 Church Street
New York, New York  10007
Attention:  Richard Bittenbender
Facsimile:  (212) 553-3855

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention:  Surveillance Department
Facsimile:  (212) 363-1459

Boeing Capital Loan Corporation
2325-B Renaissance Drive, Suite 8
Las Vegas, Nevada  89119
Attention:  David Hancock
Client Services Manager
Fax:  702-966-4247

                                                                         Annex A

                             WITHDRAWAL CERTIFICATE
                                   (Class ___)


Wells Fargo Bank Northwest, National Association, as Escrow Agent

Ladies and Gentlemen:

            Reference is made to the Escrow and Paying Agent Agreement, dated as of March 25, 2002 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit by facsimile to the Depositary, at
(212) 325-8319.


            Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

                                        Very truly yours,

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity by
                                        solely as Pass Through Trustee


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:




Dated: As of [__________]

                                                                       Exhibit A

                          NOTICE OF PURCHASE WITHDRAWAL



CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, NY 10010
Attention:      Robert Finney
Telecopier:     212-325-8319


Gentlemen:

            Reference is made to the Deposit Agreement (Class G-1) dated as of March 25, 2002 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York branch, as Depositary (the "DEPOSITARY").


            In accordance with Section 2.4(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. [____].


            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [___________________], Account No. [____], Reference: [_________]
on [________ __, 20___], upon the telephonic request of a representative of the Pass Through Trustee.


                                        WELLS FARGO BANK NORTHWEST,
                                          NATIONAL ASSOCIATION,
                                          as Escrow Agent


                                        By
                                          -------------------------------
                                           Name:
                                           Title:

Dated: As of [__________]

                                                                       Exhibit B

                          NOTICE OF PURCHASE WITHDRAWAL


CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, NY 10010
Attention:  Robert Finney
Telecopier: 212-325-8319

Gentlemen:

            Reference is made to the Deposit Agreement (Class G-2) dated as of March 25, 2002 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York branch, as Depositary (the "DEPOSITARY").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. [_____].

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [___________________], Account No. [____], Reference: [_________]
on [________ __, 20__], upon the telephonic request of a representative of the Pass Through Trustee.


                                        WELLS FARGO BANK NORTHWEST,
                                         NATIONAL ASSOCIATION,
                                         as Escrow Agent


                                        By
                                          ------------------------------
                                          Name:
                                          Title:

Dated: As of [__________]

                                  EXHIBIT B to
                             NOTE PURCHASE AGREEMENT

                         FORM OF PARTICIPATION AGREEMENT

                               (Filed Separately)

                                  EXHIBIT C to
                             NOTE PURCHASE AGREEMENT

                                FORM OF INDENTURE

                               (Filed Separately)